Exhibit 4.15

THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND MAY NOT BE OFFERED OR SOLD IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT UNDER SAID ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, REGISTRATION UNDER SAID ACT

                          QUEST MINERALS & MINING CORP.

                                Series A Warrant

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__________________                            No. of Warrant Rights (__________)


         FOR VALUE RECEIVED, Quest Minerals & Mining Corp. ("Company"), hereby certifies that (_______________ [Buyer]), or a permitted assign thereof, is entitled to purchase from the Company, at any time or from time to time, commencing on the date hereof and prior to 5:00 P.M., New York City time, on [________________ ___, 2010] (the "Expiration Date") (A) [(qty. of warrants )]
fully paid and nonassessable shares of the Common Stock, par value $0.001, of the Company and (B) [____________] Series B Warrants, referred to herein as the "Series B Warrants," for an aggregate purchase price of $ (computed on the basis of $0.50/share) (the "Exercise Price"), subject to adjustment as set forth herein. The Series B Warrants will be in the form, and have the terms and conditions, referred to in the Unit Purchase Agreement referred to below. (Hereinafter, (i) said Common Stock, together with any other equity securities which may be issued by the Company with respect thereto or in substitution therefor, is referred to as the "Common Stock," (ii) the shares of the Common Stock purchasable hereunder (as hereinafter defined) are referred to as the "Warrant Shares," the aggregate purchase price payable hereunder for the Warrant Shares is referred to as the "Aggregate Warrant Price," (iii) each right under this Warrant to purchase a share of Common Stock and Series B Warrant is sometimes referred to herein as "Warrant Right", (iv) one Warrant Right shall be surrendered for each share of Common Stock and Series B Warrant purchased hereunder, (v) the price payable hereunder for each of the Warrant Shares is referred to as the "Per Share Warrant Price," (vi) this Warrant, all identical Warrants (if any) issued on the date hereof and all Warrants hereafter issued in exchange or substitution for this Warrant or such other warrants are referred to as the "Warrants", (vii) the holder of this Warrant is referred to as the "Holder" and (viii) this Warrant shall be exercisable for cash at any time after 90 days after the Closing, referred to as the "Exercise Date"). The Aggregate Warrant Price is not subject to adjustment. The Per Share Warrant Price is subject to adjustment as hereinafter provided; in the event of any such adjustment, the number of Warrant Shares shall be adjusted by dividing the Aggregate Warrant Price by the Per Share Warrant Price in effect immediately after such adjustment. All capitalized terms used but not defined herein shall have the same meaning as those set forth in the Unit Purchase Agreement, dated as of February __, 2005, by and among the Company and the parties listed therein.

1.       Exercise of Warrant.
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         a)       Payment Exercise

         Subject to and upon all of the terms and conditions set forth in this Warrant, the Holder may exercise this Warrant, in whole or in part with respect to any Warrant Shares, at any time and from time to time during from the Exercise Date to the Expiration Date, by presentation and surrender of this Warrant to the Company at its principal office, together with (a) a properly completed and duly executed notice of exercise using the Form of Payment Exercise attached hereto, which notice shall specify the number of Warrant

Shares for which this Warrant is then being exercised, and (b) payment of the aggregate Exercise Price payable hereunder in respect of the number of Warrant Shares being purchased upon exercise of this Warrant. Payment of such aggregate Exercise Price shall be made in cash, by money order, certified or bank cashier's check or wire transfer (in lawful currency of the United States of America).

         b)       Cashless Exercise

         If at any time after the Exercise Date, the Warrant Shares cannot be sold without restriction pursuant to an effective registration statement under the Securities Act of 1933 with a current prospectus available, [or the Company has failed to take all steps necessary to cause the Warrant Shares to be eligible for trading on the NASDAQ or the NASD OTCBB], in lieu of exercising this Warrant in the manner set forth in Subsection l(a) above, the Warrant may be exercised by surrender of the Warrant without payment of any other consideration, commission or remuneration, by execution of the cashless exercise subscription form at the end hereof, duly executed. The number of shares of Common Stock and Series B Warrants to be issued in exchange for the Warrant will be computed by subtracting the Exercise Price from the closing bid price of the Common Stock on the date of receipt of the cashless exercise subscription form, multiplying that amount by the number of shares being exercised pursuant to the Warrant, and dividing by the closing bid price as of the same date; provided, however, that upon a cashless exercise of this Warrant pursuant to this Section 1(b), and in the event that such cashless exercise would result in the issuance of less than one-third of Warrant Shares per Warrant Right, then the Exercise Price shall be adjusted downward to that price required to result in the issuance of one-third of a Warrant Share per Warrant Right.

         c)       Ownership Limitation

         No Holders hereof shall be permitted to exercise any Warrants to the extent that such exercise would cause such Holder to be the beneficial owner of more than 5% of the then outstanding Common Stock, at that given time. This limitation shall not be deemed to prevent the Holder from acquiring an aggregate of more than 5% of the Common Stock, so long as such Holder does not beneficially own more than 5% of the Common Stock at any given time.

2.       Reservation of Warrant Shares.
         -----------------------------

         The Company agrees that, prior to the Expiration Date, the Company will at all times have authorized and in reserve, and will keep available, solely for issuance or delivery upon the exercise of this Warrant, the shares of the Common Stock and other securities and properties as from time to time shall be receivable upon the exercise of this Warrant, free and clear of all restrictions on sale or transfer (except for applicable state or federal securities law restrictions) and free and clear of all pre-emptive rights.

3.       Protection Against Dilution.
         ---------------------------

         a) If, at any time or from time to time after the date of this Warrant, the Company shall, for no consideration, issue or distribute to the holders of shares of Common Stock evidences of its indebtedness, any other securities of the Company or any cash, property or other assets (excluding a subdivision, combination or reclassification, or dividend or distribution payable in shares of Common Stock, referred to in Subsection 3(b), (excluding cash dividends or cash distributions paid out of net profits legally available therefore if the full amount thereof, together with the value of other dividends and distributions made substantially concurrently therewith or pursuant to a plan which includes payment thereof, is equivalent to not more than 5% of the

Company's net worth) (any such nonexcluded event being herein called a "Special Dividend", the Per Share Warrant Price shall be adjusted by multiplying the Per Share Warrant Price then in effect by a fraction, the numerator of which shall be the then current market price of the Common Stock (defined as the average for the thirty consecutive business days, immediately prior to the record date for the applicable Special Dividend of the daily 4:00 PM closing bid price of the Common Stock as reported by the NASDAQ or OTCBB system) less the fair market value (as determined by the Company's Board of Directors) of the evidences of indebtedness, securities or property, or other assets issued or distributed in such Special Dividend applicable to one share of Common Stock and the denominator of which shall be such then current market price per share of Common Stock. An adjustment made pursuant to this Subsection 3(a) shall become effective immediately after the record date of any such Special Dividend.

         b) In case the Company shall hereafter (i) pay a dividend or make a distribution on its capital stock in shares of Common Stock, (ii) subdivide its outstanding shares of Common Stock into a greater number of shares, (iii) combine its outstanding shares of Common Stock into a smaller number of shares or (iv) issue by reclassification, reorganization, recapitalization or similar transaction of the Company of its Common Stock any shares of capital stock of the Company, the Per Share Warrant Price shall be adjusted so that the Holder of any Warrant upon the exercise hereof shall be entitled to receive the number of shares of Common Stock or other capital stock of the Company which he would have owned had he exercised the Warrants immediately prior thereto. An adjustment made pursuant to this Subsection 3(b) shall become effective immediately after the record date in the case of a dividend or distribution, and shall become effective immediately after the effective date in the case of a subdivision, combination or reclassification. If, as a result of an adjustment made pursuant to this Subsection 3(b), the Holder of any Warrant thereafter surrendered for exercise shall become entitled to receive shares of capital stock or shares of Common Stock and other capital stock of the Company, the Board of Directors (whose determination shall be described in a written notice to the Holder of any Warrant promptly after such adjustment) shall determine the allocation of the adjusted Per Share Warrant Price between or among shares of such classes or capital stock or shares of Common Stock and other capital stock.

         c) In case of any capital reorganization or reclassification, or any consolidation or merger to which the Company is a party other than a merger or consolidation in which the Company is the continuing corporation, or in case of any sale or conveyance to another entity of the property of the Company as an entirety or substantially as an entirety, or in the case of any statutory exchange of securities with another corporation (including any exchange effected in connection with a merger of a third corporation into the Company), the Holder of this Warrant shall have the right thereafter to receive upon exercise of such Warrant into the kind and amount of securities, cash or other property which he would have owned or have been entitled to receive immediately after such reorganization, reclassification, consolidation, merger, statutory exchange, sale or conveyance had this Warrant been exercised immediately prior to the effective date of such reorganization, reclassification, consolidation, merger, statutory exchange, sale or conveyance and in any such case, if necessary, appropriate adjustment shall be made in the application of the provisions set forth in this Section 3 with respect to the rights and interests thereafter of the Holder of this Warrant to the end that the provisions set forth in this
Section 3 shall thereafter correspondingly be made applicable, as nearly as may reasonably be, in relation to any shares of stock or other securities or be, in relation to any shares of stock or other securities or property thereafter deliverable on the conversion of this Warrant. The above provisions of this Subsection 3(c) shall similarly apply to successive reorganizations, reclassifications, consolidations, mergers, statutory exchanges, sales or conveyances. The issuer of any shares of stock or other securities or property thereafter deliverable on the conversion of this Warrant shall be responsible for all of the agreements and obligations of the Company hereunder. Notice of any such reorganization, reclassification, consolidation, merger, statutory exchange, sale or conveyance and of said provisions so proposed to be made, shall be mailed to the Holders of the Warrants not less than 20 days prior to such event. A sale of all or substantially all of the assets of the Company for a consideration consisting primarily of securities shall be deemed a consolidation or merger for the foregoing purposes.

         d) No adjustment in the Per Share Warrant Price shall be required unless such adjustment would require an increase or decrease of at least $0.01 per share of Common Stock; provided, however, that any adjustments which by reason of this Subsection 3(d) are not required to be made shall be carried forward and taken into account in any subsequent adjustment; provided further, however, that adjustments shall be required and made in accordance with the provisions of this Section 3 (other than this Subsection 3(d)) not later than such time as may be required in order to preserve the tax-free nature of a distribution to the Holder of this Warrant or Common Stock issuable upon exercise hereof. All calculations under this Section 3 shall be made to the nearest cent. Anything in this Section 3 to the contrary notwithstanding, the Company shall be entitled to make such reductions in the Per Share Warrant Price, in addition to those required by this Section 3, as it in its discretion shall deem to be advisable in order that any stock dividend, subdivision of shares or distribution of rights to purchase stock or securities convertible or exchangeable for stock hereafter made by the Company to its shareholders shall not be taxable.

         e) Whenever the Per Share Warrant Price is adjusted as provided in this
Section 3 and upon any modification of the rights of a Holder of Warrants in accordance with this Section 3, the Company shall promptly obtain, at its expense, a certificate of a firm of independent public accountants of recognized standing selected by the Board of Directors (who may be the regular auditors of the Company) setting forth the Per Share Warrant Price and the number of Warrant Shares after such adjustment or the effect of such modification, a brief statement of the facts requiring such adjustment or modification and the manner of computing the same and cause copies of such certificate to be mailed to the Holders of the Warrants.

         f) If the Board of Directors of the Company shall declare any dividend or other distribution with respect to the Common Stock, other than a cash distribution out of earned surplus, the Company shall mail notice thereof to the Holders of the Warrants not less than 20 days prior to the record date fixed for determining shareholders entitled to participate in such dividend or other distribution.

         g) The Board of Directors may, at its discretion from time to time, reduce the Per Share Warrant Price or extend the outside date prior to which this Warrant may be exercisable.

4.       Redemption
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         The Company shall have the right to redeem the Warrants at any time at $.05 per Warrant, on 30 days prior written notice ("Notice Period"), if the closing bid price of the Common stock exceeds $1.50 (subject to adjustment) for 20 consecutive trading days and the Warrants and their corresponding underlying Warrant Shares have had a registration statement in effect continuously for the 90 days preceding the date of the redemption notice and for the entire redemption period. The 30 days prior written notice must be sent within ten business days of the 20 consecutive trading day period.

5.       Fully Paid Stock, Taxes.
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         The Company agrees that the shares of the Common Stock represented by each and every certificate for Warrant Shares delivered on the exercise of this Warrant shall, at the time of such delivery, be validly issued and outstanding, fully paid and nonassessable, and not subject to pre-emptive rights, and the Company will take all such actions as may be necessary to assure that the par value or stated value, if any, per share of the Common Stock is at all times equal to or less than the then Per Share Warrant Price. The Company further covenants and agrees that it will pay, when due and payable, any and all Federal and state stamp, original issue or similar taxes which may be payable in respect of the issue of any Warrant Share or certificate therefor.

6.       Transferability.
         ---------------

         The Company may treat the registered Holder of this Warrant as he or it appears on the Company's books at any time as the Holder for all purposes. The Company shall permit any Holder of a Warrant or his duly authorized attorney, upon written request during ordinary business hours, to inspect and copy or make extracts from its books showing the registered holders of Warrants. All warrants issued upon the transfer or assignment of this Warrant will be dated the same date as this Warrant, and all rights of the Holder thereof shall be identical to those of the Holder.

7.       Loss, etc., of Warrant.
         ----------------------

         Upon receipt of evidence satisfactory to the Company of the loss, theft, destruction or mutilation of this Warrant, and of indemnity reasonably satisfactory to the Company, if lost, stolen or destroyed, and upon surrender and cancellation of this Warrant, if mutilated, the Company shall execute and deliver to the Holder a new Warrant of like date, tenor and denomination.

8.       Warrant Holder Not Shareholders.
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         Except as otherwise provided herein, this Warrant does not confer upon the Holder any right to vote or to consent to or receive notice as a shareholder of the Company, as such, in respect of any matters whatsoever, or any other rights or liabilities as a shareholder, prior to the exercise hereof; provided, however, Company shall give not less than twenty days written notice to the Holder of any action which would require adjustment of any terms of the Warrant in accordance with Section 3 above.

9.       Communication.
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         Any notice or other communication under this Warrant shall be effective unless and shall be deemed to have been given if, the same is in writing and is mailed by first-class mail, postage prepaid, or sent vial facsimile, electronic transmission, overnight courier or hand delivery addressed to:

         If to the Company:

         Quest Minerals & Mining Corp.
         9810 Meta Highway, Suite 2
         Pikeville, KY 41501
         Telephone: (606) 631.1962
         Facsimile: (702) 322.5623
         Attention:

         If to the Holder, at the Holder's address appearing in the books maintained by the Company.

10.      Headings.
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         The headings of this Warrant have been inserted as a matter of convenience and shall not affect the construction hereof.

11.      Applicable Law.
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         This Warrant shall be governed by and construed in accordance with the law of the State of New York without giving effect to the principles of conflicts of law thereof.

           [The Remainder of this Page is Intentionally Left Blank.]

IN WITNESS WHEREOF, Quest Minerals & Mining Corp. has caused this Warrant to be signed by its President and Chief Executive Officer as of the date set forth above.


___________________________________
President & Chief Executive Officer

                            FORM OF PAYMENT EXERCISE

             (To be executed upon cash payment exercise of Warrant)


To: QUEST MINERALS & MINING CORP.


         The undersigned hereby irrevocably elects to exercise the right of purchase represented by the attached Warrant for, and to exercise thereunder, _______ shares of Common Stock, $.001 par value per share ("Common Stock"), of Quest Minerals & Mining Corp., a Utah corporation, and tenders herewith payment of $__________, representing the aggregate purchase price for such shares based on the price per share provided for in such Warrant. Such payment is being made in accordance with Section 1(a) of the attached Warrant.

         Please issue a certificate or certificates for such shares of Common Stock in the following name or names and denominations and deliver such certificate or certificates to the person or persons listed below at their respective addresses set forth below:

Dated: _______________                 _________________________________________
                                       (Name)

                                       _________________________________________
                                       (Address)


         If said number of shares of Common Stock shall not be all the shares of Common Stock issuable upon exercise of the attached Warrant, a new Warrant is to be issued in the name of the undersigned for the balance remaining of such shares of Common Stock less any fraction of a share of Common Stock paid in cash.

Dated: _______________                 _________________________________________

                                       NOTE: The above signature should
                                       correspond exactly with the name on the
                                       face of the attached Warrant or with the name of the assignee appearing in the assignment form below.

                                   ASSIGNMENT
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FOR VALUE RECEIVED___________________ hereby sells, assigns and transfers unto ____________ the foregoing Warrant and all rights evidenced thereby, and does irrevocably constitute and appoint _______________________, attorney, to transfer said Warrant on the books of ________________


Dated:                                 Signature:

                                       Address:


                               PARTIAL ASSIGNMENT
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         FOR VALUE RECEIVED ____________________hereby assigns and transfers unto ____________________ the right to purchase ______________ shares of the
Common Stock of ________________ by the foregoing Warrant, and a proportionate part of said Warrant and the rights evidenced hereby, and does irrevocably constitute and appoint ____________________, attorney, to transfer that part of said Warrant on the books of Quest Minerals & Mining Corp.


Dated:                                 Signature:

                                       Address:


                         CASHLESS EXERCISE SUBSCRIPTION
                         ------------------------------

         The undersigned _______________________ pursuant to the provisions of the foregoing Warrant, hereby agrees to subscribe to that number of shares of stock of Quest Minerals & Mining Corp. as are issuable in accordance with the formula set forth in Section l(b) of the Warrant, and makes payment therefore in full by surrender and delivery of this Warrant.


Dated:                                 Signature:

                                       Address: